UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

RETAIL PROPERTIES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois 60523

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 634-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	RPAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 1, 2021, Retail Properties of America, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3, which became immediately effective upon filing and which replaced the Company’s previous shelf registration statement on Form S-3 (File No. 333-254963) filed with the SEC on November 2, 2018. In connection with the filing of the new shelf registration statement, the Company also filed with the SEC a prospectus supplement, dated April 1, 2021 (the “Prospectus Supplement”), pursuant to which the Company may issue and sell shares of Class A common stock, having an aggregate offering price of up to $250,000,000 (the “Shares”) from time to time. The Company intends to use the net proceeds from the offering of the Shares for general corporate purposes, which may include funding acquisitions and redevelopment activities and repaying debt.

In connection with the offering, the Company entered into distribution agreements, dated as of April 1, 2021 (the “Distribution Agreements”), with each of BofA Securities, Inc., Capital One Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, KeyBanc Capital Markets, Inc., Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents (the “Agents”). Pursuant to the Distribution Agreements, the Company may issue and sell the Shares from time to time through the Agents, as the Company’s agents for the offer and sale of the Shares, or to them for resale. Sales of Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange, the existing trading market for the Class A common stock, or sales made to or through a market maker other than on an exchange or through an electronic communications network. The Company will pay each of the Agents a commission, which, in each case, will not be more than 2.0% of the gross sales price of Shares sold through such Agent as the Company’s agent under the applicable Distribution Agreement.

The offering of the Shares pursuant to the Distribution Agreements will terminate upon the earlier of (1) the sale of all of the Shares subject to the Distribution Agreements, (2) the termination of the Distribution Agreement by either the Company or the respective Agent at any time in the respective party’s sole discretion, and (3) the date on which the Company’s registration statement pursuant to which the offering of the Shares is registered ceases to be effective.

The Shares will be issued pursuant to the Prospectus Supplement and the new shelf registration statement on Form S-3 referenced above.

The form of Distribution Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Distribution Agreement filed herewith as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 1.1	Form of Distribution Agreement.

Exhibit 5.1	Opinion of Goodwin Procter LLP.

Exhibit 23.1	Consent of Goodwin Procter LLP (contained in its opinions filed as Exhibit 5.1 and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.

	By:	/s/ JULIE M. SWINEHART
Julie M. Swinehart
Date: April 1, 2021		Executive Vice President, Chief Financial Officer and Treasurer